Exhibit 99.1

BLUE OWL CAPITAL ANNOUNCES

SENIOR NOTES OFFERING

NEW YORK, August 11, 2026 /PRNewswire/ — Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) today announced that its indirect subsidiary, Blue Owl Finance LLC, intends to offer 10-year senior unsecured notes (the “notes”), subject to market and other conditions. The notes will be fully and unconditionally guaranteed by each of Blue Owl, Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC. Blue Owl intends to use the net proceeds from this offering to repay a portion of outstanding borrowings under its revolving credit facility.

BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers.

The notes are being offered pursuant to an effective shelf registration statement on file with the U.S. Securities and Exchange Commission (the “SEC”) and only by means of a prospectus and prospectus supplement. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by contacting the joint book-running managers: BofA Securities, Inc., NC1-004-03-43, Attn: Prospectus Department, 200 North College Street, 3rd floor, Charlotte NC 8255-0001, Email: dg.prospectus_requests@bofa.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, Email: prospectus-ny@ny.email.gs.com, Telephone: (866) 471-2526; or Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Blue Owl

Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives®. With $319 billion in assets under management as of June 30, 2026, we invest across three multi-strategy platforms: Credit, Real Assets and GP Strategic Capital. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation.

Together with over 1,380 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional.

Forward-Looking Statements

Certain statements made in this release, including those relating to the timing, size and other terms of the offering, are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date made. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of strategic acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geo-political and competitive factors.

Investor Contact

Ann Dai

Head of Investor Relations

blueowlir@blueowl.com

Media Contact

media@blueowl.com

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